UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2020 (July 20, 2020)

Monroe Capital Income Plus Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-01301	83-0711022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 South Wacker Drive, Suite 6400 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 258-8300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2020, David Eaton, a member of the board of directors (the “Board”) of Monroe Capital Income Plus Corporation (the “Company”) resigned as a member of the Board, effective as of July 21, 2020. Mr. Eaton informed the Board that he has accepted a new job, and due to the time constraints and other obligations imposed by his new job, he will no longer be able to commit sufficient time to being a director of the Company. Mr. Eaton’s resignation was not the result of any disagreement with the Company, its advisor or their affiliates regarding the Company’s operations, policies, practices or otherwise.

On July 20, 2020, the Board appointed Russel Miron to the Board, effective July 21, 2020, as a Class I director with a term that expires at the Company’s 2022 annual meeting of stockholders, to fill the vacancy created by Mr. Eaton’s resignation. Additionally, Mr. Miron was appointed to serve on the Company’s audit committee and to serve as chairman of the Company’s nominating and corporate governance committee.

Mr. Miron, age 59, is a partner at FNY Capital Management, LP (“FNY”), a global multi-strategy trading firm. Mr. Miron previously served as FNY’s Chief Strategy Officer from April 2018 to June 2020, and as FNY’s Chief Operating Officer from April 2015 to March 2018. Prior to joining FNY, Mr. Miron served as Managing Director of J.P. Morgan, Prime Brokerage, where he managed investor services sales for various regions. Prior to joining J.P. Morgan, Mr. Miron served as Senior Relationship Manager at Bear Stearns, Global Clearing Services. Mr. Miron also serves as an advisor to Kirenaga Partners, a venture capital firm, and serves on the board of the Intonation Music Workshop.

The Board has determined that Mr. Miron is not an “interested person” of the Company as such term is defined under Section 2(a)(19) of the Investment Company Act of 1940, as amended. As an independent director, Mr. Miron will receive the same compensation as that provided to the Company’s other independent directors, as described in detail in the Company’s other filings with the Securities and Exchange Commission.

Mr. Miron (i) was not appointed to the Board pursuant to any arrangement or understanding with any other person; (ii) has not engaged, since the beginning of the Company’s last fiscal year, nor proposes to engage in, any transaction (for which the amount exceeds $120,000) in which the Company was or is a participant; and (iii) has not entered into, nor expects to enter into, any material plan, contract, arrangement, grant or award in connection with his appointment to the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monroe Capital Income Plus Corporation

Date: July 24, 2020	By:	/s/ Aaron D. Peck
Aaron D. Peck Chief Financial Officer, Treasurer and Corporate Secretary